UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2025

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AVGR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

In an effort to preserve and more efficiently allocate resources, the Board of Directors (the “Board”) of Avinger, Inc. (the “Company”), has determined to shift the Company’s strategic focus from the manufacture and sale of products for the treatment of peripheral artery disease (“PAD”) to the development of image-guided devices to allow physicians to penetrate a total blockage in an artery, known as a chronic total occlusion (“CTO”), in the treatment of coronary artery disease (“CAD”).

In connection with this strategic shift, the Company has terminated 36 employees, including all sales and manufacturing personnel relating to the Company’s PAD products, effective January 3, 2025. Consequently, the Company will no longer manufacture PAD products and expects that it will no longer generate any revenues from the sales of PAD products. The Company does not believe that the change in strategic focus or the termination of employees will result in material charges.

The Company will focus its operations on research and development activities to develop CTO crossing devices for the treatment of CAD. There can be no guarantee that we will be successful in developing such products or, if such products are developed, that we will be able to successfully commercialize such products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: January 3, 2025	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski Chief Executive Officer